SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

June 6, 2003

Date of Report (date of earliest event reported)

CELERITEK, INC.

(Exact name of Registrant as specified in its charter)

California	0-23576	77-0057484

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3236 Scott Boulevard
Santa Clara, California 95054

(Address of principal executive offices)

(408) 986-5060

(Registrant’s telephone number, including area code)

Item 5. Other Events

     On June 6, 2003, Celeritek, Inc., a California corporation (the “Company”), issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety, announcing that the Company’s Board of Directors had voted to amend that certain Rights Agreement, dated as of March 25, 1999 (the “Rights Agreement”), between the Company and BankBoston, N.A., to accelerate the final expiration date of the Preferred Share Purchase Rights (“Rights”) issued thereunder to the close of business on Friday, June 13, 2003, and to terminate the Rights Agreement upon the expiration of the Rights.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release of Celeritek, Inc., issued on June 6, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERITEK, INC.

Date: June 6, 2003	By:	/s/ Margaret E. Smith

Margaret E. Smith Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Celeritek, Inc., issued on June 6, 2003